EXHIBIT 24
                                                                              to
                                                                          FORM 3
                                POWER OF ATTORNEY

         The undersigned hereby appoints each of Joseph F. Downes, Monica R. Landry, Thomas S. Steyer and Mark C. Wehrly his true and lawful attorney-in-fact and agent to execute and file with the Securities and Exchange Commission any Form 3, Form 4 or Form 5, any amendments thereto or any related documentation which may be required to be filed in his individual capacity as a result of the undersigned's position as managing member of FCMLLC and/or FPLLC, and granting unto each said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing which he might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent, may lawfully do or cause to be done by virtue hereof. The authority of each of Joseph F. Downes, Monica R. Landry, Thomas S. Steyer and Mark C. Wehrly under this Power of Attorney shall continue with respect to the undersigned until the undersigned is no longer required to File Forms 3, Forms 4 or Forms 5 unless revoked earlier in writing.


Date: January 1, 2004                 By:    /s/ Rajiv A. Patel
                                         ------------------------------
                                             Name: Rajiv A. Patel